UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 4, 2013 (September 30, 2013)

GIBRALTAR INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22462	16-1445150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3556 Lake Shore Road

P.O. Box 2028

Buffalo, New York 14219-0228

(Address of principal executive offices) (Zip Code)

(716) 826-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

and

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 30, 2013, Henning N. Kornbrekke the President and Chief Operating Officer of Gibraltar Industries, Inc. (“Company”) notified the Company that he was accelerating his earlier announced retirement by three (3) months. Consequently Mr. Kornbrekke retired from the Company effective September 30, 2013. Mr. Kornbrekke has previously confirmed to the Company that his retirement is solely due to personal reasons and not as a result of any disagreement with the Company. Mr. Kornbrekke has served as Gibraltar’s president and chief operating officer since 2004, after joining the Company as president of its Building Products Group in 2002.

Gibraltar has retained Korn/Ferry International to assist the board of directors in its search for a replacement.

On October 1, 2013 Mr. Kornbrekke entered into a Consulting Agreement with the Company under which he will serve as a Consultant to the Company through December 2014 for a monetary fee of $10,000 per month. In connection with the election to accelerate his retirement to September 30, 2013, his employment agreement was amended to correct a clerical error and provide for a pro-rata payment of any 2013 incentive compensation payments under our Annual Management Incentive Compensation Plan (“Amendment”).

Copies of the Consulting Agreement and the Amendment have been respectively attached as Exhibits 10.1 and 10.2 and are incorporated herein by this reference

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits:

Exhibit	Description

10.1	Consulting Agreement between Henning Kornbrekke and the Registrant dated October 1, 2013.

10.2	Agreement between Henning Kornbrekke and the Registrant dated October 1, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIBRALTAR INDUSTRIES, INC.
Date: October 4, 2013

	By:	/s/ Kenneth W. Smith
Kenneth W. Smith
Senior Vice President and Chief Financial Officer

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